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Exhibit 24.2

Appointment of Power of Attorney

        KNOW ALL BY THESE PRESENTS, that Howard T. Slayen, whose signature appears below, constitutes and appoints Daniel Zurr and Yaron Garmazi, and each of them singly, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-1 of Quark Pharmaceuticals, Inc. (originally Quark Biotech, Inc.) (No. 333-141682), including post-effective amendments, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

May 31, 2007
/s/ HOWARD T. SLAYEN
HOWARD T. SLAYEN, DIRECTOR

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Appointment of Power of Attorney